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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
eSOFT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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eSOFT, INC.
295 Interlocken Boulevard, Suite 500
Broomfield, Colorado 80021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2002

TO THE STOCKHOLDERS OF eSOFT, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of eSoft, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 9, 2002 at 10:00 a.m. local time at the DoubleTree Hotel, 8773 Yates Drive, Westminster, Colorado, 80030 for the following purposes:

1.
To elect two directors to hold office until the 2005 Annual Meeting of Stockholders.

2.
To approve the Company's form of Indemnity Agreement for its Directors and Executive Officers.

3.
To approve the Company's Equity Compensation Plan, as amended, to limit the number of shares underlying stock options that a participant in the Plan will be eligible to be granted during each calendar year.

4.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on March 15, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Amy Beth Bennett Secretary

Broomfield, Colorado
April 4, 2002

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

eSOFT, INC.
295 Interlocken Boulevard
Broomfield, Colorado 80021

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

May 9, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of eSoft, Inc., a Delaware corporation ("eSoft" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 9, 2002, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the DoubleTree Hotel, 8773 Yates Drive, Westminster, Colorado, 80030. The Company intends to mail this proxy statement and accompanying proxy card on or about April 4, 2002, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Stock at the close of business on March 15, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 15, 2002, the Company had outstanding and entitled to vote 15,916,235 shares of Common Stock.

        Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 295 Interlocken Boulevard, Suite 500, Broomfield, Colorado 80021, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 5, 2002. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2003 annual meeting of stockholders notifies the Company of such matter prior to February 18, 2003, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company's Bylaws provide that the Board of Directors shall be divided into three classes with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, unless the Board determines by resolution that any such vacancies shall be filled by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The Board of Directors is presently composed of five members. There are two directors in the class whose term of office expires in 2002. The nominees for election to this class are currently directors of the Company. If elected at the Annual Meeting, the nominees would serve until the 2005 annual meeting and until their successor is elected and has qualified, or until such director's earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING

        Jeffrey J. Finn.    Mr. Finn has been the President, Chief Executive Officer and a director of the Company since November 1998. Formerly he served as Senior Vice President of Sales and Marketing Strategy, from July 1996 to October 1998, at Evolving Systems, Inc., a company specializing in software solutions for the telecommunications industry. Mr. Finn, from April 1990 to March 1996, was a founder and senior executive of Prairie Systems, where he designed and launched a number of innovative telecommunications software products and services. Mr. Finn is 43 years old.

        Frederick Frank.    Mr. Frank was appointed as a director of eSoft in November of 1999. He is currently the vice chairman and a director of Lehman Brothers, Inc., an investment banking firm, where he became a partner in 1969. Prior to his role at Lehman Brothers, he was co-director of research as well as vice president and director of Smith, Barney & Co., Inc. Mr. Frank is a Chartered Financial Analyst, a member of The New York Society of Security Analysts and a past president of the Chemical Processing Industry Analysts. Mr. Frank is on the boards of Digital Arts & Sciences, Pharmaceutical Product Development, Inc., Diagnostic Products Corporation, Landec Corporation, Physione Sciences Corp., a member of the Salk Institute National council, a director of the Salk

Institute, a Trustee of the Hotchkiss School, a Member of the Yale School of Organization and Management Advisory Board, and a Member of the Board of Governors of the National Center for Genome Resources. Mr. Frank holds an undergraduate degree from Yale University, an M.B.A. from Stanford University and is a C.F.A. Mr. Frank is 69 years old.

The Board Of Directors Recommends
A Vote In Favor Of The Named Nominees.

Directors Continuing in Office Until the 2003 Annual Meeting

        James DeSorrento.    Mr. DeSorrento has been a director of eSoft since October of 2000. From June 1982 until its acquisition by Mediacom LLC in May 1999, Mr. DeSorrento served as Chief Executive Officer and Chairman of the Board of Directors of Triax Telecommunications Company, LLC and its predecessor, Triax Communications Corporation, a cable television operating company. Mr. DeSorrento received a B.A. in English from St. Michael's College. Mr. DeSorrento is 59 years old.

        Richard D. Eyestone.    Mr. Eyestone has been a director of eSoft since March of 1999. From July 1991 to August 1998, he served as Senior Vice President of Product and Market Management and Vice President of U.S. Sales for Bay Networks, and other sales management roles. Prior to this position, Mr. Eyestone held various sales and product management roles at several companies including Wellfleet, PictureTel and Masscomp and has various levels of involvement with small start-up companies. Mr. Eyestone currently sits on the board of Crossroads, Inc. Mr. Eyestone is 56 years old.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

        Richard B. Rice.    Mr. Rice has been a director of eSoft since March of 1998. Mr. Rice founded the Costwatch Consulting Group, Inc., a telecommunications consulting company in 1989 and currently serves as its Chief Executive Officer. From March 1998 to February 2000, Mr. Rice was also the President, Chief Executive Officer and Chairman of the Board of Directors of Cannect Communications, Inc., a telecommunications company that provides voice, data and Internet services to the Canadian market. Mr. Rice is 51 years old.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 2001 the Board of Directors held ten meetings and acted by unanimous written consent two times. The Board has an Audit Committee and a Compensation Committee.

        The Audit Committee recommends to the Board the independent auditors to be retained, reviews the overall scope and results of the annual audit and reviews and considers the independent auditors' comments regarding the management of the Company. The Audit Committee is composed of three directors: Messrs. Eyestone, Frank and Rice. It met six times during such fiscal year and did not act by written consent.

        The Compensation Committee establishes policies with respect to the compensation level of officers and employees, recommends to the Board changes to employee benefit programs, grants rights pursuant to employee benefit programs and reviews and approves such other compensation matters as the Board or Chief Executive Officer wishes to have the Compensation Committee approve. The Compensation Committee is composed of two outside directors: Messrs. Eyestone and Rice. It met three times during such fiscal year and acted by unanimous written consent eleven times.

        During the fiscal year ended December 31, 2001, each Board member, with the exception of Frederick Frank, attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively. Mr. Frank attended seven meetings of the Board and four meetings of the Audit

Committee held during the fiscal year ended December 31, 2001; however he was unable to attend three meetings of the Board and two meetings of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The Audit Committee of the Board of Directors (the "Audit Committee") reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

        The Audit Committee consists of three directors, all of whom are independent directors. Each of the members of the Audit Committee is independent as defined by Company policy and in Rule 4200(a)(14) of the NASD listing standards. The Board of Directors has adopted a written charter for the Audit Committee, which is included as Appendix A to this Proxy Statement.

        The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2001 with management and with the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other things:

  •
  methods used to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

        The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Committee has discussed with the independent auditors, the auditor's independence from the Company.

        Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

                      THE AUDIT COMMITTEE

                      Frederick Frank, Chairman
                      Richard B. Rice, Director
                      Richard D. Eyestone, Director

                      March 22, 2002

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL 2

APPROVAL OF THE COMPANY'S FORM OF INDEMNITY AGREEMENTS

GENERAL

        On April 20, 2001, the Company's Board of Directors approved an Indemnity Agreement (the "Indemnity Agreement"), in the form attached hereto as Appendix B, to be entered into with each of the Company's directors and with each of its executive officers. The Board of Directors believes that entering into Indemnity Agreements with the directors and the executive officers of the Company will serve the best interests of the Company and its stockholders by strengthening the Company's ability to attract and retain knowledgeable and experienced persons to serve as directors and executive officers. Moreover, the Board of Directors believes this action is justified as a response to (i) the potential hazard of litigation and its related expense directed against directors and officers of publicly-held companies; (ii) the cost and limited protection afforded by directors' and officers' liability insurance; and (iii) the potential inability to continue to attract and retain qualified directors and officers in light of the foregoing circumstances.

        The Company's Bylaws currently provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company is incorporated in Delaware and, consequently, is subject to the Delaware General Corporation Law. The Delaware General Corporation Law specifically states that its indemnification provisions shall not be deemed exclusive of any other indemnity rights a director or officer may have, including rights under an indemnification contract with the Company. As more fully explained below, the Indemnity Agreements are intended to supplement the statutory indemnification rights of the Company's directors and officers.

        Implementation of the Indemnity Agreements is intended to provide additional indemnification to participating directors and officers of the Company beyond the specific provisions of the Delaware General Corporation Law. Under the Delaware General Corporation Law, a company may indemnify its directors and officers in circumstances other than those under which indemnification and the advance of expenses are expressly permitted by applicable statutory provisions. The Delaware legislature and courts have not definitely determined whether there are limits on the authority of a corporation to provide for additional indemnification and advance of expenses and thus the Indemnity Agreements may not be held ultimately to be enforceable in every respect.

        Section 144 of the Delaware General Corporation Law provides that no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board, a committee thereof, or the stockholders.

        Although the Company believes that the Indemnity Agreements are just and reasonable to it, and that stockholder approval may not therefore be required to validate the Indemnity Agreements, the Company believes that it is appropriate to submit the Indemnity Agreements to the stockholders for their approval because members of the Board of Directors are parties to and therefore beneficiaries of the rights contained in the Indemnity Agreements. Although the Company cannot determine in advance its position with respect to any challenge of the Indemnity Agreements by its stockholders, the Company could assert that the stockholders' approval of the Indemnity Agreements is a defense to a challenge. Therefore, approval of the Indemnity Agreements by the stockholders could insulate the Indemnity Agreements against future stockholder challenges to their legality. As a result, the Board of Directors may be viewed as having a personal interest in seeking stockholder approval of the Indemnity Agreements. If, for any reason, the Indemnity Agreements are not approved by stockholders, the Board of Directors will reconsider whether the Indemnity Agreements should be utilized and will take such actions, if any, as the directors deem appropriate.

INDEMNIFICATION OF OFFICERS AND DIRECTORS UNDER DELAWARE LAW

        Under the Delaware General Corporation Law as presently in effect, a director or officer of a corporation (i) must be indemnified by the corporation for all expenses incurred by him or her (including attorneys' fees) when that person is successful on the merits or otherwise in defense of any action, suit or proceeding brought by reason of the fact that he or she is or was a director or officer of the corporation, (ii) may be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of any such proceeding (other than a proceeding by or in the right of the corporation) even if he or she is not successful on the merits if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful), and (iii) may be indemnified by the corporation for expenses (including attorneys' fees) incurred in the defense of a proceeding brought by or in the right of the corporation even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided that no indemnification may be made under the circumstances described in clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite the adjudication of liability but in view of all of the circumstances, the person is fairly and reasonably entitled to indemnification for the expenses which the court shall deem proper. The indemnification described in clauses (ii) and (iii) above (unless ordered by a court) may be made only as authorized in a specific case upon a determination by (i) a majority of a quorum of disinterested directors, (ii) independent legal counsel in a written opinion, or (iii) the stockholders, that indemnification is proper in the circumstances because the applicable standard of conduct has been met. Expenses incurred by an officer or director in defending a proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the advance if it is ultimately determined that the person is not entitled to be indemnified by the corporation.

        The indemnification provided by the Delaware General Corporation Law has certain limitations that are remedied by the Indemnity Agreements: (i) it is not clear from the statute that a director or officer may be indemnified for amounts paid in settlement of a proceeding brought by or in the right of the Company; (ii) the Company is under no obligation to advance expenses to a director or officer, (iii) except in the case of a proceeding in which a director or officer is successful on the merits or otherwise, indemnification of a director or officer is discretionary rather than mandatory, (iv) procedures for obtaining indemnification are not clearly set forth; and (v) a subsequent board of directors, hostile to a director or officer entitled to indemnification may have the right to make a final determination that the director or officer seeking indemnification has not met the requisite standard of care. The foregoing limitations could leave the director or officer exposed to the risk of having no protection in certain cases.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

        Insurance traditionally has provided additional protection to directors and officers by covering expenses of litigation and amounts paid as judgments in a wide range of instances. As a general rule, insurance has become more expensive in recent years, however, and the protection afforded by the insurance currently available to the Company at an acceptable cost is limited. While the Company has been able to obtain insurance coverage for its directors and officers, the Board of Directors has determined that the interests of the Company and its stockholders are best served by agreeing to indemnify the Company's directors and officers to the fullest extent permitted by Delaware law.

EFFECT OF INDEMNITY AGREEMENTS

        The Indemnity Agreements provide for indemnification of directors and officers to the fullest extent permitted by law. They cover any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that the director or officer becomes legally obligated to pay by reason of any claim or claims made against or by the director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Company) to which the director or officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the director or officer is, was or at any time becomes a director, officer, employee or other agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

        The Indemnity Agreements also provide for the prompt advancement of all expenses incurred in connection with any proceeding and obligate the director or officer to reimburse the Company for all amounts so advanced if it is subsequently determined, as provided in the Indemnity Agreements, that the director or officer is not entitled to indemnification.

        The Indemnity Agreements further provide that the director or officer is entitled to indemnification for, and advancement of, all expenses (including attorneys' fees) incurred in any proceeding seeking to collect from the Company an indemnity claim or advancement of expenses under the Indemnity Agreements, the Company's Certificate of Incorporation, or the Delaware General Corporation Law, if the director or officer is successful in whole or in part in such proceeding.

        The Indemnity Agreements provide that if the Company pays a director or officer pursuant to an Indemnity Agreement, the Company will be subrogated to such director's or officer's rights to recover from third parties.

        The Indemnity Agreements stipulate that a director's or officer's rights under such contracts are not exclusive of any other indemnity rights a director or officer may have; however, the Indemnity Agreements prevent double payment.

        The Board of Directors believes that the Indemnity Agreements are in the best interests of the Company and its stockholders. Few individual directors and officers have the personal resources to sustain the legal costs required for defending complex litigation or to bear the risk of a large judgment. The Board believes that such Indemnity Agreements will enhance the Company's ability to continue to attract and retain individuals of the highest quality and ability to serve as its directors and officers. Among other things, the Indemnity Agreements would provide the Company's directors and officers with a specific contractual assurance that they will be indemnified to the fullest extent permitted by Delaware law, regardless of any amendment to or repeal of the indemnification provision in the Company's Certificate of Incorporation or Bylaws or any change in the composition of the Board of Directors as might occur following an acquisition or change in control of the Company. Unlike directors' and officers' liability insurance, the Indemnity Agreements would not be subject to unilateral cancellation or to revisions or repeal by the Company's Board of Directors. No director or officer has stated an unwillingness to serve as a director or officer of the Company if the Indemnity Agreements are not approved.

        All rights to indemnification under the Indemnity Agreements would exist only to the extent permitted by applicable law. In addition, the enforceability of certain of the provisions of the Indemnity Agreements has not been tested in court and remains subject to considerations of state and public policy.

        The Indemnity Agreements would also be applicable with respect to any claims asserted after their effective dates whether arising from acts or omissions occurring before or after their effective dates.

        The benefits of the Indemnity Agreements would not be available if (i) such claim against the director or officer related to an accounting of profits made from the purchase or sale by the director or officer of the Company's securities pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local statutory law; (ii) the conduct of such director or officer was knowingly fraudulent or deliberately dishonest or constituted willful misconduct; (iii) the conduct of such director or officer constituted a breach of the duty of loyalty owed to the Company by such director or officer or resulted in any personal profit or advantage to which such director or officer was not legally entitled; (iv) payment is made to the officer or director under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement; (v) indemnification is not lawful (and, in this respect, both the Company and the director or officer have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and therefore not enforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or (vi) the proceeding was initiated by the director or officer, or the proceeding was initiated by the director or officer against the Company or its directors, officers, employees or other agents, subject to certain exceptions including whether indemnification is expressly required to be made by law, the Board authorized such proceeding, or the Company provides indemnification, in its sole discretion.

        The implementation of the Indemnity Agreements is intended to provide additional indemnification to participating directors and officers of the Company. As a result of this additional indemnification, the authorization of the Indemnity Agreements will increase the liability exposure of the Company. The assets and equity of the Company will be subject to risk if one or more directors or officers of the Company incur liability for which they are entitled to indemnification under the Indemnity Agreements. At the present time, there is no pending litigation or action involving a director or officer of the Company where indemnification under the Indemnity Agreements will be required or permitted. The Company is not aware of any threatened litigation or action which may result in a claim for indemnification by any director or officer.

        The Company intends to enter into the Indemnity Agreements with its future directors and with certain future officers of the Company or its subsidiaries. No further stockholder authorization of the Indemnity Agreements will be sought.

        The foregoing discussion of the Indemnity Agreements is qualified in its entirety by reference to the form of Indemnity Agreement attached to this proxy statement as Appendix B.

VOTE REQUIRED

        The affirmative vote of a majority of the outstanding votes of the Company's Common Stock present or represented by proxy at the Annual Meeting and voting is required to ratify the use of the Indemnity Agreements. The officers and directors of the Company have indicated that they intend to vote in favor of the proposal. Properly executed, unrevoked proxies solicited hereby will be voted FOR the proposal unless a vote against the proposal or abstention is specifically indicated in the proxy.

The Board of Directors Recommends
A Vote In Favor Of Proposal 2.

PROPOSAL 3

APPROVAL OF THE AMENDMENT TO THE EQUITY COMPENSATION PLAN

        In August 1997, the Board of Directors of the Company ("Board") adopted, and the stockholders subsequently approved, the Company's Equity Compensation Plan ("Equity Compensation Plan"). As a result of a series of amendments, as of May 20, 2000, there were 5,000,000 shares of Common Stock reserved for issuance under the Equity Compensation Plan. The Equity Compensation Plan also includes an "evergreen" share provision which provides that the number of shares reserved for issuance under the Equity Compensation Plan will be increased automatically each year by an amount equal to one-half of one percent of the Company's then issued and outstanding shares of Common Stock.

        In February 2002, the Board amended the Equity Compensation Plan, subject to stockholder approval, generally to permit the Company, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to take a deduction for certain compensation expenses. The amendment was required in order for the Company to be able to continue to deduct as a business expense certain compensation attributable to the exercise of stock options granted under the Equity Compensation Plan. Section 162(m) denies a deduction to any publicly held corporation for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1 million for any covered employee. See "Federal Income Tax Information" below for a discussion of the application of Section 162(m). In light of the Section 162(m) requirements, the Board has amended the Equity Compensation Plan, subject to stockholder approval, to include a limitation providing that no employee may be granted options under the Equity Compensation Plan during a calendar year to purchase in excess of 1,250,000 shares of Common Stock ("Section 162(m) Limitation"). Previously, no such formal limitation was placed on the number of shares of Common Stock available for grants to any individual.

        As of March 15, 2002 awards (net of canceled or expired awards) covering an aggregate of 1,859,671 shares of the Company's Common Stock had been granted under the Equity Compensation Plan. Only 2,926,329 shares of Common Stock (plus any shares that might in the future be returned to the Equity Compensation Plan as a result of cancellations or expiration of awards or the reacquisition by the Company of issued shares) remained available for future grant under the Equity Compensation Plan.

        Stockholders are requested in this Proposal 3 to approve the amendment to the Equity Compensation Plan attached to this proxy statement as Appendix C. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Equity Compensation Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

        The essential features of the Equity Compensation Plan are outlined below:

GENERAL

        The Equity Compensation Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock purchase awards and supplemental bonus awards (collectively "awards"). Incentive stock options granted under the Equity Compensation Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the Equity Compensation Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has granted stock options and restricted stock purchase awards under the Plan.

PURPOSE

        The Board adopted the Equity Compensation Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 73 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Equity Compensation Plan.

ADMINISTRATION

        A committee (the "Plan Committee") consisting of two directors, administer the Equity Compensation Plan. The current members of the Plan Committee are Richard D. Eyestone and Richard B. Rice. Members of the Plan Committee serve for such period of time as the Board may determine and may be removed by the Board at any time. Subject to the provisions of the Equity Compensation Plan, the Plan Committee has the power to construe and interpret the Equity Compensation Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

        The regulations under Section 162(m) of the Code require that the directors who serve as members of the Plan Committee must be "outside directors." The Equity Compensation Plan provides that directors serving on the Plan Committee must be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the Plan Committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise not considered an "outside director" for purposes of Section 162(m). The Equity Compensation Plan further provides that directors serving on the Plan Committee must be "non-employee directors" as set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        The Board has the power, which it has not yet exercised, to delegate to an Employee Committee the authority to grant awards to eligible employees who are not directors, "officers" as defined in the Exchange Act or "covered employees" under Section 162(m) of the Code. The Equity Compensation Plan provides that, if created, the Employee Committee must be composed of at least one member of the Board. As used herein with respect to the Equity Compensation Plan, the "Committee" refers to the Plan Committee and/or the Employee Committee as applicable.

STOCK SUBJECT TO THE EQUITY COMPENSATION PLAN

        An aggregate of 5,000,000 shares of Common Stock is reserved for issuance under the Equity Compensation Plan which is increased automatically each year by an amount equal to one-half of one percent of the Company's then issued and outstanding shares of Common Stock. If awards granted under the Equity Compensation Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the Equity Compensation Plan. If the Company reacquires unvested stock issued under the Equity

Compensation Plan, the reacquired stock will again become available for reissuance under the Equity Compensation Plan.

ELIGIBILITY

        Incentive stock options may be granted under the Equity Compensation Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Equity Compensation Plan.

        No incentive stock option may be granted under the Equity Compensation Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Equity Compensation Plan and all other such plans of the Company and any subsidiary) may not exceed $100,000.

        Subject to stockholder approval of the amendment, no employee may be granted options under the Equity Compensation Plan in any calendar year exercisable for a number of shares in excess of the Section 162(m) Limitation.

TERMS OF OPTIONS

        The following is a description of the permissible terms of options under the Equity Compensation Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price; Payment.    The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. If options were granted to covered executives with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of March 15, 2002 the closing price of the Company's Common Stock as reported on the Over the Counter Bulletin Board was $0.45 per share.

        As specified in each grant notice, the exercise price of options granted under the Equity Compensation Plan must be paid either in cash at the time the option is exercised or (i) by delivery of other Common Stock of the Company, (ii) shares of Common Stock with respect to which an option is exercised, (iii) pursuant to a deferred payment arrangement or (iv) in any other form of legal consideration acceptable to the Committee.

        Cancellation and Regrant of Options.    The Committee has the authority, with the consent of the affected participants, to effect the cancellation of any or all outstanding stock options and grant in substitution new stock options covering the same or different number of shares of Common Stock provided that, any regranted incentive stock options have an exercise price of at least 100% of fair market value of the Common Stock subject to the option on the date of grant. To the extent required by Section 162(m) of the Code, a regranted option is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the Section 162(m) Limitation.

        Option Exercise.    Options granted under the Equity Compensation Plan may become exercisable in cumulative increments ("vest") as determined by the Committee. Shares covered by currently outstanding options under the Equity Compensation Plan typically vest at the rate of seven thirty-sixths (7/36) during the participant's employment by, or service as a director or consultant to, the Company or a subsidiary (collectively, "service"), after seven months from the date of grant with one thirty-sixth vesting monthly thereafter. Shares covered by options granted in the future under the Equity Compensation Plan may be subject to different vesting terms. The Committee has the power to accelerate the time during which an option may vest or be exercised. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

        Term.    The maximum term of options under the Equity Compensation Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Equity Compensation Plan generally terminate three months after termination of the participant's service unless such termination is due to the participant's death or disability (as defined in the Code), in which case the option may be exercised at any time within 12 months of such termination. In the event of a participant's death, the personal representative of such participant's estate may exercise the option.

        Restrictions on Transfer.    The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Committee may grant nonstatutory stock options that are transferable in certain limited instances.

TERMS OF RESTRICTED STOCK PURCHASE AWARDS

        Payment.    The Committee determines the purchase price under a restricted stock purchase agreement.

        Vesting.    Shares of stock sold or awarded under the Equity Compensation Plan may be subject to vesting and other restrictions as specified by the Committee, including the recipient's continuous employment by the Company for a restriction period or the attainment of specified performance goals and objectives as specified by the Committee. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Equity Compensation Plan. In the event of a participant's death or disability (as defined in the Code) or retirement, all restrictions on the participant's restricted stock purchase award lapse, and such awards become fully nonforfeitable.

        Cancellation and Regrant of Restricted Stock Purchase Awards.    The Committee has the authority, with the consent of the affected participants, to effect the cancellation of any or all outstanding restricted stock purchase awards and grant in substitution new restricted stock purchase awards covering the same or different number of shares of Common Stock. To the extent required by Section 162(m) of the Code, a regranted restricted stock purchase award is deemed to be canceled and a new restricted stock purchase award granted. Both the restricted stock purchase award deemed to be canceled and the new restricted stock purchase award deemed to be granted will be counted against the Section 162(m) Limitation.

        Restrictions on Transfer.    Rights under a restricted stock purchase agreement may not be transferred except in the event of the death of the recipient or the prior written consent of the Board.

TERMS OF SUPPLEMENTAL BONUS AWARDS

        Nonstatutory Stock Options.    At the time of grant of a nonstatutory stock option or at any time prior to the exercise of such option, the Committee may provide for a supplemental bonus from the

Company or a subsidiary in connection with a specified number of shares of Common Stock purchasable under such option. The Equity Compensation Plan provides that the supplemental bonus will be paid in cash upon the exercise of the nonstatutory stock option and shall not exceed the amount necessary to reimburse the recipient for his or her income tax liability incurred by the exercise of the nonstatutory stock option.

        Restricted Stock Purchase Awards.    At the time the restrictions with respect to a restricted stock award lapse or the recipient makes a Section 83(b) election under the Code, the Committee may provide for a supplemental bonus award from the Company or a subsidiary. The Equity Compensation Plan provides that the supplemental bonus will be paid in cash and shall not exceed the amount necessary to reimburse the recipient for his or her income tax liability incurred with respect to shares issued in connection with a restricted stock purchase award.

ADJUSTMENT PROVISIONS

        Transactions not involving receipt of consideration by the Company, such as a stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class, may change the type(s), class(es) and number of shares of Common Stock subject to the Equity Compensation Plan and outstanding awards. In that event, the Equity Compensation Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of Common Stock subject to the Equity Compensation Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of Common Stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

        In the event of (i) the acquisition, directly or indirectly by any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 30% of the total combined voting power of the Company's outstanding securities; (ii) a change in the composition of the Board over a period of eighteen (18) consecutive months or less such that 50% or more of the Board members have neither (A) been directors continuously since the beginning of such period nor (B) been unanimously elected or nominated by the Board for election as directors during such period; (iii) a stockholder-approved merger or consolidation to which the Company is a party and in which (A) the Company is not the surviving entity or (B) securities possessing more than 30% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or (iv) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company (each, a "corporate transaction or a change in control event"), all awards outstanding under the Equity Compensation Plan as of the day before the consummation of a change in control event shall automatically accelerate so that each option shall become fully exercisable with respect to the total number of shares subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock as of such date. Likewise, upon the occurrence of a change of control event, as of the day before the consummation of such event, the restrictions on each restricted stock award shall lapse and such shares of restricted stock shall no longer be subject to forfeiture.

        The acceleration of an award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

        Unless sooner terminated, the Equity Compensation Plan will terminate on August 27, 2007.

        The Plan Committee may also amend or modify the Equity Compensation Plan at any time or from time to time unless stockholder approval of such amendment or modification is required under applicable law. The Plan Committee may grant stock options in excess of the number of shares of Common Stock then available for issuance under the Equity Compensation Plan, provided any excess shares actually issued under the Equity Compensation Plan are held in escrow until such further action, necessary to approve a sufficient increase in the number of shares available for issuance under the Equity Compensation Plan, is taken. If stockholder approval of a sufficient increase in the number of shares subject to the Equity Compensation Plan does not occur within 12 months of the grant of any stock option intended to be an incentive stock option, such stock option shall be deemed to be a nonstatutory stock option.

FEDERAL INCOME TAX INFORMATION

        Incentive Stock Options.    Incentive stock options under the Equity Compensation Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

        There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

        If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

        Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options and Restricted Stock Purchase Awards.    Nonstatutory stock options and restricted stock purchase awards granted under the Equity Compensation Plan generally have the following federal income tax consequences.

        There are no tax consequences to the participant or the Company by reason of the grant of a nonstatutory stock option. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

        Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

        Awards to purchase restricted stock will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

 INDEPENDENT AUDITORS

        Arthur Andersen LLP audited the Company's financial statements for the fiscal year ended December 31, 2001 and has audited the Company's financial statements since July 12, 2000. After careful consideration and upon the recommendation of the Company's Audit Committee, the Board of Directors has decided not to retain Arthur Andersen LLP to audit the Company's financial statements for the fiscal year ending December 31, 2002. On March 28, 2002, the Company selected Deloitte & Touche LLP to audit the Company's financial statements for the fiscal year ending December 31, 2002. This selection followed the Company's decision to seek proposals from independent accountants to audit the Company's financial statements, and was approved by the Board of Directors upon the recommendation of the Audit Committee.

        Stockholder ratification of the selection of the Company's independent auditors is not required by the Company's Bylaws or otherwise. The Board of Directors does not intend to seek stockholder ratification of its selection of Deloitte & Touche LLP to audit the Company's financial statements for the fiscal year ending December 31, 2002. The Company expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. The Company does not expect that representatives of Arthur Andersen LLP will be present at the Annual Meeting. In the event representatives of Arthur Andersen LLP are present at the Annual Meeting, they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  FEES.

        Audit Fees.    The aggregate fees billed by Arthur Andersen LLP for the audit of the Company's financial statements for the fiscal year ended December 31, 2001 and for the reviews of the Company's interim financial statements for such fiscal year was $98,500.

        All Other Fees.    During the fiscal year ended December 31, 2001, the aggregate fees billed by Arthur Andersen LLP for professional services other than audit fees, which consist solely of tax compliance and consultation services, was $25,500. The Audit Committee of the Board of Directors has determined that the provision of the services other than audit services by Arthur Andersen LLP is compatible with maintaining Arthur Andersen LLP's independence.

        CHANGE IN INDEPENDENT AUDITORS.    On July 12, 2000, the Audit Committee of the Board of Directors dismissed the accounting firm of BDO Seidman, LLP as its independent accountants. The decision to change independent auditors was authorized by the Company's Board of Directors. The independent auditor's report of BDO Seidman, LLP on the consolidated financial statements of the Company for the two years ended December 31, 1998 and 1999 contained no adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles. In addition, during the Company's fiscal years ended December 31, 1998 and 1999 and subsequent interim periods preceding such dismissal, such auditor's reports were unqualified and there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which would have caused BDO Seidman, LLP to make reference in their report to such disagreements if not resolved to their satisfaction. BDO Seidman, LLP's letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph was filed as an exhibit to the Company's Current Report on Form 8-K dated July 19, 2000.

        On July 12, 2000, the Company engaged Arthur Andersen LLP as its new independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 2000. Prior to July 2000, the Company had not consulted with Arthur Andersen LLP on items which involved the Company's accounting principles or the type of audit opinion to be issued on the Company's financial statements, but did discuss with Arthur Andersen LLP its engagement fees and standard engagement terms for serving as the Company's auditors.

        On March 28, 2002, the Audit Committee of the Board of Directors decided to dismiss the accounting firm of Arthur Andersen LLP as its independent accountants. The decision to change independent auditors was authorized by the Company's Board of Directors. The independent auditor's report of Arthur Andersen LLP on the consolidated financial statements of the Company for the two years ended December 31, 2000 and 2001 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope. The independent auditor's reports of Arthur Andersen LLP for the years ended December 31, 2000 and 2001 were modified with respect to a change in accounting principle. Effective October 1, 2000, the Company changed its method of accounting for beneficial conversion features of convertible instruments. In addition, during the Company's fiscal years ended December 31, 2000 and 2001 and subsequent interim periods preceding such dismissal, such auditor's reports were unqualified and there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which would have caused Arthur Andersen LLP to make reference in their report to such disagreements if not resolved to their satisfaction. Arthur Andersen LLP's letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph was filed as an exhibit to the Company's Current Report on Form 8-K dated April 3, 2002.

        On March 28, 2002, the Company selected Deloitte & Touche LLP as its new independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 2002. Prior to March 2002, the Company had not consulted with Deloitte & Touche LLP on items which involved the Company's accounting principles or the type of audit opinion to be issued on the Company's financial statements, but did discuss with Deloitte & Touche LLP its engagement fees and standard engagement terms for serving as the Company's auditors.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 15, 2002 by: (i) each director and nominee for director; (ii) each of the Named Executive Officers, as defined in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(2)
Beneficial Owner(1)	Number of Shares	Percent of Total
Gateway Companies, Inc.(3) 4545 Towne Centre Court San Diego, CA 92121	1,831,705	10.7%
Amy Beth Bennett(4)	86,600	*
Jeffrey J. Finn(5)	150,362	*
Robert C. Hartman(6)	157,382	1.0
Jason M. Rollings(7)	44,182	*
James DeSorrento(8)	139,853	*
Richard D. Eyestone(9)	112,500	*
Frederick Frank	106,400	*
Richard B. Rice(10)	34,250	*
All executive officers and directors as a group (8 persons)(11)	831,529	5.1%

*
Less than one percent.

(1)
Unless otherwise set forth, all addresses are c/o the Company, 295 Interlocken Boulevard, Suite 500, Broomfield, Colorado 80021.

(2)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 15,916,235 shares outstanding on March 15, 2002, adjusted as required by rules promulgated by the SEC. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 15, 2002, are deemed outstanding for computing the percentage of the person or entity holding such securities, but not outstanding for computing the percentage of any other person or entity.

(3)
Gateway Companies, Inc., a Delaware corporation, has filed a Schedule 13D pursuant to which they report sole or shared voting and dispositive power over 1,831,705 shares, including 590,909 shares issuable upon conversion of a convertible promissory note within 60 days and a warrant to purchase 600,000 shares of Common Stock exercisable within 60 days.

(4)
Includes 22,882 shares of Common Stock issuable upon exercise of options.

(5)
Includes 45,362 shares of Common Stock issuable upon exercise of options.

(6)
Includes 30,000 shares of Common Stock held by Mr. Hartman as custodian for his children and 42,382 shares of Common Stock issuable upon exercise of options.

(7)
Includes 42,882 shares of Common Stock issuable upon exercise of options.

(8)
Includes 34,053 shares of Common Stock issuable upon exercise of options.

(9)
Includes 55,000 shares of Common Stock held by the Richard Eyestone Living Trust dtd 11/8/94, of which Mr. Eyestone is trustee, 15,000 shares of Common Stock held by the Echo Family Limited Partnership, of which Mr. Eyestone is a general partner and 42,500 shares of Common Stock issuable upon exercise of options.

(10)
Includes 34,250 shares of Common Stock issuable upon exercise of options.

(11)
Includes 264,311 shares of Common Stock issuable upon exercise of options held by our executive officers and directors as a group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

MANAGEMENT

Executive Officers

        The following table sets forth certain information concerning the executive officers of the Company as of March 15, 2002:

Name	Age	Position
Jeffrey J. Finn	43	President, Chief Executive Officer and Director
Jason M. Rollings	40	Vice President of Operations
Robert C. Hartman	41	Vice President of Engineering
Amy Beth Bennett	32	Vice President of Finance and Secretary

        See "Proposal 1—Election of Directors" for the biography of Mr. Finn.

        Jason M. Rollings.    Mr. Rollings has been our Vice President of Operations since October 1997. Previously Mr. Rollings was employed with Hi-Tech Manufacturing, a printed circuit board and computer manufacturer, as Director of Manufacturing from April 1995 to November 1997, as Director of Manufacturing for Codar Technology, Inc., a military computer manufacturer, from September 1988 to March 1995, and as Manufacturing Operations Manager for Century Data Inc., a computer hardware/software company, from September 1983 to August 1988. Mr. Rollings has successfully completed the Xerox Business Management System program at Anaheim, California, as well as training programs in Executive Management, Facilities Management and Effective Management Systems.

        Robert C. Hartman.    Mr. Hartman has been our Vice President of Engineering since 1993. From 1990 to 1993 he was employed by the Company as a Senior Software Engineer. Mr. Hartman served as President of Spark Software, a computer consulting company, from 1986 to 1990. Mr. Hartman was employed with Automatix, Inc. as a Senior Software Engineer and Project Leader from 1983 to 1986. Mr. Hartman received a B.S. and a M.S. degree in Computer Science from Rensselaer Polytechnic Institute.

        Amy Beth Bennett.    Ms. Bennett has been our Vice President of Finance since January 2001, and prior to that served as our Chief Accounting Officer since May 1999. In 1998, Ms. Bennett was employed by ICG Communications, Inc., a competitive local exchange company in Colorado, where she headed up the Internal Audit department. She was also Manager of Royalty Audit at PolyGram Records, Inc. from 1996 to 1997. Previously, she was employed by KPMG Peat Marwick LLP from 1992 to 1996 in the audit practice where she became a licensed Certified Public Accountant. Ms. Bennett received a B.S. degree in Accounting from Skidmore College in Saratoga Springs, NY.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Each of the four non-employee directors of the Company receives a quarterly retainer of $6,250. In the fiscal year ended December 31, 2001, the total compensation paid to non-employee directors was an aggregate amount of $75,000 paid in cash, plus options granted to each non-employee director to purchase an aggregate of 27,776 shares of the Company's Common Stock at an exercise price of $0.90 per share (each individual option was for 6,944 shares) received at their election in lieu of their fourth quarter cash retainer. These options vest monthly over twelve months. The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

        In January 2001, the Company implemented a policy to grant non-discretionary options to its non-employee directors. Each non-employee director of the Company will receive a stock option grant under the Equity Compensation Plan. Options granted under the Equity Compensation Plan are intended by the Company not to qualify as incentive stock options under the Code. On the anniversary date of each non-employee director's election to the Company's Board of Directors (or the next business day should such date be a legal holiday), each member of the Company's Board of Directors who is not an employee of the Company will be automatically granted under the Equity Compensation Plan, without further action by the Company, the Board or the stockholders of the Company, an option to purchase 30,000 shares of Common Stock of the Company. The exercise price of these options will be the closing price of the Company's Common Stock on the date of the grant and these options will vest at a rate of 1/24 each month over a period of two years.

        Pursuant to this policy, Messrs. DeSorrento, Eyestone, Frank and Rice each have been granted a total of 30,000 options to purchase the Company's Common Stock as compensation for their services as directors, in addition to the grant of 6,944 shares of the Company's Common Stock received by each in lieu of payment of certain portions of their cash retainers. In addition, Mr. Finn has been granted 18,000 options as director compensation. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. Options granted in consideration of services as a director vest at a rate of 1/24 each month over a period of two years.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

        The following table shows for the fiscal years ended December 31, 1999, 2000 and 2001, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2001 (the "Named Executive Officers"):

		Annual Compensation		Long-Term Compensation
				Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Securities Underlying Options (#)		All Other Compensation ($)(2)
Jeffrey J. Finn President and Chief Executive Officer	2001 2000 1999	200,000 200,004 183,334	83,200 102,200 75,758	227,443 100,000 202,500	(4)	13,538 6,375 —
Jason M. Rollings Vice President of Operations	2001 2000 1999	132,000 110,000 105,500	53,968 37,991 33,002	86,378 50,000 60,500	(4)	4,850 3,025 —
Robert C. Hartman Vice President of Engineering	2001 2000 1999	130,000 120,000 90,000	37,039 39,199 28,315	76,444 50,000 50,500	(4)	3,639 3,825 —
Amy Beth Bennett(3) Vice President of Finance	2001 2000 1999	120,000 93,000 62,568	28,665 30,077 17,948	73,389 50,000 90,000	(4)	3,236 3,197 —

(1)
Includes amounts, if any, deferred pursuant to Section 401(k) of the Code.

(2)
Includes matching contributions made by the Company to the 401(k) Plan in an amount up to 3% of each Named Executive Officer's salary and commission, if any. Also includes cash received in connection with our paid time off (PTO) buyback of accrued vacation days at a cash rate of 50% of the number of days exchanged.

(3)
Ms. Bennett joined the Company in May 1999.

(4)
Pursuant to the Company's Exchange Offer, each of Messrs. Finn, Rollings and Hartman and Ms. Bennett exchanged options granted in 2001 to purchase 102,443, 36,378, 26,444 and 23,389 shares, respectively, with an exercise price of $2.50 or above (representing all of their eligible options) and any options granted from June 6, 2001 through January 8, 2002 regardless of their exercise price for a grant of new options of the same number of shares on or after July 9, 2002. As a result, these exchanged options were cancelled on January 8, 2002 and Messrs. Finn, Rollings and Hartman and Ms. Bennett will have the right to receive their new options with an exercise price equal to the fair market value of the Company's Common Stock on the grant date. (See "Report of the Compensation Committee of the Board of Directors on Executive Compensation—2001 Option Exchange Program").

STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under the Equity Compensation Plan. As of March 15, 2002, options to purchase a total of 1,327,058 shares were outstanding under the Equity Compensation Plan and options to purchase 2,926,329 shares remained available for grant thereunder.

        The following table shows for the fiscal year ended December 31, 2001, certain information regarding options granted to the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees In Fiscal Year (%)(1)	Exercise Price ($/Sh)	Expiration Date
Jeffrey J. Finn	125,000 84,443 18,000	(2) (3) (3)	13.0 8.8 1.9%	$1.125 0.90 0.87	04/05/11 10/05/11 11/06/11
Jason M. Rollings	50,000 36,378	(2) (3)	5.2 3.8	1.125 0.90	04/05/11 10/05/11
Robert C. Hartman	50,000 26,444	(2) (3)	5.2 2.7	1.125 0.90	04/05/11 10/05/11
Amy Beth Bennett	50,000 23,389	(2) (3)	5.2 2.4	1.125 0.90	04/05/11 10/05/11

(1)
Based on options to purchase an aggregate of 964,626 shares of Common Stock granted to employees in 2001.

(2)
7/36 of the options vest on the seven month anniversary of the date of grant and thereafter in equal monthly installments over the remaining twenty-nine (29) months.

(3)
Options vest in equal monthly installments over twelve (12) months commencing on the date of grant. Option exchanged pursuant to the Company's Exchange Offer for a grant of a replacement option for the same number of shares on or after July 9, 2002. As a result, such exchanged option was cancelled on January 8, 2002 and the holder will have the right to receive a replacement option with an exercise price equal to the fair market value of the Company's Common Stock on the grant date. (See "Report of the Compensation Committee of the Board of Directors on Executive Compensation—2001 Option Exchange Program").

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

        The following table sets forth certain information, as to each of the Named Executive Officers, concerning the number of shares subject to both exercisable and unexercisable stock options held as of December 31, 2001. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our Common Stock as of December 31, 2001.

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)(1)
					Value of Unexercised In-the-Money Options at Fiscal Year End ($)(2)
	Shares Acquired On Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey J. Finn	—	—	672,658	275,285	—	—
Jason M. Rollings	—	—	110,943	195,935	—	—
Robert C. Hartman	—	—	119,080	102,364	—	—
Amy Beth Bennett	—	—	109,830	103,559	—	—

(1)
Pursuant to the Company's Exchange Offer, each of Messrs. Finn, Rollings and Hartman and Ms. Bennett exchanged options to purchase 644,608 exercisable/178,335 unexercisable, 76,094 exercisable/60,784 unexercisable, 84,731 exercisable/57,213 unexercisable, and 94,981 exercisable/58,408 unexercisable shares, respectively, with an exercise price of $2.50 or above (representing all of their eligible options) and any options granted from June 6, 2001 through January 8, 2002 regardless of their exercise price for a grant of new options of the same number of shares on or after July 9, 2002. As a result, these exchanged options were cancelled on January 8, 2002 and Messrs. Finn, Rollings and Hartman and Ms. Bennett will have the right to receive their new options with an exercise price equal to the fair market value of the Company's Common Stock on the grant date. (See "Report of the Compensation Committee of the Board of Directors on Executive Compensation—2001 Option Exchange Program").

(2)
Calculated on the basis of the closing sale price per share of the Company's Common Stock on December 31, 2001 (the last trading day of fiscal 2001) on the Nasdaq SmallCap Market of $0.81, minus the exercise price of "in-the-money" unexercised options, multiplied by the number of shares represented by such options.

EMPLOYMENT AGREEMENTS

Jeffrey J. Finn

        On November 6, 1998, the Company and Jeffrey J. Finn, the Company's President and Chief Executive Officer and a director of the Company, entered into an employment agreement that extends for a 36-month period commencing on November 9, 1998 ending on November 8, 2001. The agreement renewed automatically for an additional 24-month period beginning on November 9, 2001. Under the terms of the agreement, the Company will pay Mr. Finn the sum of approximately $15,000 per month, subject to a minimum increase of 5% per year, or the base salary will be increased to the regional average for a similar position in a similar size company based on industry salary surveys, which ever approach results in a greater increase. Mr. Finn is also eligible to receive incentive pay equal to 50% of his annual salary, which amount is to be paid quarterly based on a combination of certain revenue, earnings and other objectives agreed upon by Mr. Finn and the Board. In addition, Mr. Finn was granted an incentive stock option to acquire 400,000 shares of the Company's Common Stock at a price of $4.00 per share for a period of four years. The option vests over a 36-month period as follows: 7/36 of the option vested in June 1999 and 1/36 of the option vests on the first day of each month thereafter. Mr. Finn exchanged such incentive stock option pursuant to the Exchange Offer. As a result, such incentive stock option was cancelled on January 8, 2002 and Mr. Finn will have the right to receive a replacement option with an exercise price equal to the fair market value of the Company's Common Stock on the grant date.

        Either the Company or Mr. Finn can terminate Mr. Finn's employment at any time. However, if the Company terminates Mr. Finn's employment without cause or if he resigns for good reason, he will be entitled to receive his then current annual salary, targeted incentive pay and benefits for an additional twelve months from the date of his termination and an additional 50% of Mr. Finn's unvested options to purchase 400,000 shares of the Company's Common Stock will vest.

        Mr. Finn's employment agreement contains a covenant not to compete which prohibits him, during his employment and for twelve months after the termination of his employment with the Company, from engaging in any business which competes with the Company or its affiliates anywhere in the United States or Canada during his employment or at the time of his termination. In addition, Mr. Finn's employment agreement contains a non-solicitation provision which prohibits him for twelve months after his termination of employment with the Company, from hiring or soliciting any of the Company's current employees and any of the Company's former employees unless they have not been employed by the Company for at least six months.

Jason M. Rollings

        On March 23, 2001, the Company and Jason M. Rollings, the Company's Vice President of Operations, entered into an employment agreement commencing on March 1, 2001. Under the terms of the agreement, the Company will pay to Mr. Rollings the sum of $10,000 per month. His salary is subject to review on an annual basis. Mr. Rollings is also eligible to receive a quarterly performance bonus, based upon mutually agreed upon performance criteria.

        Either the Company or Mr. Rollings can terminate Mr. Rollings' employment at any time. However, if the Company terminates Mr. Rollings' employment without cause or if there is a material change in the responsibilities of Mr. Rollings or if he is terminated within twelve months after a change of control transaction, he will be entitled to receive a minimum of six months severance.

        Mr. Rollings' employment agreement contains a covenant not to compete which prohibits him, during his employment and for twelve months after the termination of his employment with the Company, from engaging in any business which competes with the Company or its affiliates anywhere in the United States or Canada during his employment or at the time of his termination. In addition,

Mr. Rollings' employment agreement contains a non-solicitation provision which prohibits him for twelve months after his termination of employment with the Company, from hiring or soliciting any of the Company's current employees.

Robert C. Hartman

        On February 1, 2000, the Company and Robert C. Hartman, the Company's Vice President of Engineering, entered into an employment agreement that extends for a 36-month period commencing on January 1, 2000 and ending on December 31, 2002. Under the terms of the agreement, the Company will pay to Mr. Hartman the sum of $10,000 per month. Mr. Hartman is also eligible to receive a quarterly performance bonus, based upon mutually agreed upon performance criteria, not to exceed $11,000 per quarter. His salary and bonus are subject to review on an annual basis.

        Either the Company or Mr. Hartman can terminate Mr. Hartman's employment at any time. However, if the Company terminates Mr. Hartman's employment without cause, or if Mr. Hartman terminates this agreement for cause, or if there is a material change in the responsibilities of Mr. Hartman or if he is terminated within six months after a change of control transaction, he will be entitled to receive a minimum of six months severance.

        Mr. Hartman's employment agreement contains a covenant not to compete which prohibits him, during his employment and for twelve months after the termination of his employment with the Company, from engaging in any business which competes with the Company or its affiliates anywhere in the United States or Canada during his employment or at the time of his termination. In addition, Mr. Hartman's employment agreement contains a non-solicitation provision which prohibits him for twelve months after his termination of employment with the Company, from hiring or soliciting any of the Company's current employees and any of the Company's former employees unless they have not been employed by the Company for at least six months.

Amy Beth Bennett

        On May 1, 1999, the Company and Amy Beth Bennett, the Company's Vice President of Finance, entered into an employment agreement that extends for a 36-month period commencing on May 1, 1999 and ending on April 30, 2002. Under the terms of the agreement, the Company will pay to Ms. Bennett the sum of $5,833.33 per month. Ms. Bennett is also eligible to receive a quarterly performance bonus, based upon mutually agreed upon performance criteria, not to exceed $10,000 per quarter. Her salary and bonus are subject to review on an annual basis. In addition, Ms. Bennett was granted an incentive stock option to acquire 35,000 shares of the Company's Common Stock at a price of $4.4375 per share for a period of four years. The option vests over a 36-month period as follows: 7/36 of the option vested in January 2000 and 1/36 of the option vests on the first day of each month thereafter. Ms. Bennett exchanged such incentive stock option pursuant to the Exchange Offer. As a result, such incentive stock option was cancelled on January 8, 2002 and Ms. Bennett will have the right to receive a replacement option with an exercise price equal to the fair market value of the Company's Common Stock on the grant date.

        Either the Company or Ms. Bennett can terminate Ms. Bennett's employment at any time. However, if the Company terminates Ms. Bennett's employment without cause or if there is a material change in the responsibilities of Ms. Bennett or if she is terminated within six months after a change of control transaction, she will be entitled to receive a minimum of six months severance.

        Ms. Bennett's employment agreement contains a covenant not to compete which prohibits her, during her employment and for twelve months after the termination of her employment with the Company, from engaging in any business which competes with the Company or its affiliates anywhere in the United States or Canada during her employment or at the time of her termination. In addition, Ms. Bennett's employment agreement contains a non-solicitation provision which prohibits her for twelve months after her termination of employment with us, from hiring or soliciting any of our current employees and any of the Company's former employees unless they have not been employed by the Company for at least six months.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(2)

(2)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        The Compensation Committee of the Board of Directors ("Compensation Committee") is composed of Richard D. Eyestone and Richard B. Rice, neither of whom are currently officers or employees of the Company. The Compensation Committee is responsible for establishing the general compensation policy of the Company for all executive officers. The Compensation Committee annually evaluates the performance of the Chief Executive Officer ("CEO") based upon a mix of achievement of the corporate goals and individual performance, and determines compensation levels.

Compensation Philosophy

        The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

  •
  The Company pays competitively with leading industry companies with which the Company competes for talent. To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and sets it pay parameters based on this review.

  •
  The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

  •
  The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

        Base Salary.    All employees' salaries, including executive officers of the Company, are determined based on compensation market studies. Salaries at the Company, while remaining competitive with comparable companies, are between the low to mid range of the industry and market surveys. Adjustments to each individual's base salary are made in connection with annual performance reviews. The amounts of such increases are calculated using the result of each individual's annual performance review and calculating consistent increases according to specific guidelines. The recommended percentage increases are adjusted annually and reflect the Compensation Committee's assessment of appropriate salary adjustments given the results of competitive surveys and general economic conditions.

        Quarterly Incentive.    There is a Quarterly Performance Compensation Plan ("QPC") for executive officers pursuant to their employment agreements and other managers of the Company to earn additional quarterly compensation. The actual incentive award earned depends on the extent to which Company financial and departmental performance objectives are achieved. The Compensation Committee and full Board of Directors approve the annual performance objectives of the Company. The Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal—building stockholder value.

        The Company has also adopted an Employee Quarterly Bonus Plan (the "Quarterly Bonus Plan") for employees of the Company not eligible for commissions or QPC participation. Cash bonuses are paid on a quarterly basis based upon achievement of certain specified EBITDA goals. The percentage of salary to be paid on an aggregate basis is not to exceed 5% of eligible payroll.

        Long-Term Incentives.    The Company's long-term incentive program consists of the Equity Compensation Plan, which provides all employees of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. The option program typically utilizes a vesting period of three years to encourage employees to continue in the employ of the Company. Through initial grants upon employment and annual option grants thereafter, employees receive equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Employees receive value from these grants only if the Company's Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the industry and the Company's philosophy of significantly linking executive compensation with stockholder interests.

2001 Option Exchange Program

        The continuing deterioration in the price of the Company's Common Stock strongly undercut the incentive value of the Company's stock option program. In order to increase the value of the Company's stock option program, the Board approved an exchange offer (the "Exchange Offer") pursuant to which all employees, officers and directors with stock option grants having an exercise price of $2.50 or above (the "Eligible Options") could exchange them for the right to receive new stock options to be granted at least six months and one day from the cancellation date of the old options (the "Replacement Options"). Under the terms of the Exchange Offer, which commenced on December 6, 2001, eligible employees, officers and directors who chose to participate would have their stock options cancelled on January 8, 2002 and would receive on or after July 9, 2002 a Replacement Option with an exercise price equal to the fair market value on that date. Pursuant to the terms of the Exchange Offer, options granted between June 6, 2001 and January 8, 2002 to an employee, officer or director who exchanged Eligible Options were automatically exchanged. The vesting provisions and the expiration date of the Replacement Options issued would remain the same as the provisions applicable to the cancelled options.

        As of December 3, 2001 (the most recent practicable date prior to commencement of the Exchange Offer), the Company's directors and Named Executive Officers as a group held options under the Equity Compensation Plan to purchase a total of 1,867,430 shares of the Company's Common Stock. This covered approximately 57.4% of the shares subject to all options outstanding under the Equity Compensation Plan. In addition, as of December 3, 2001, the Company's directors and Named Executive Officers as a group held Eligible Options to purchase a total of 1,168,500 shares of the Company's Common Stock. This covered approximately 61.2% of the shares subject to all Eligible Options. All of the Eligible Options held by the Named Executive Officers and directors were eligible to be exchanged in the Exchange Offer.

        At the close of the Exchange Offer on January 8, 2002, the Company accepted for exchange options to purchase an aggregate of 1,696,182 shares of Company Common Stock from 53 out of 70 eligible participants representing approximately 89% of the shares subject to Eligible Options. All of the Company's Named Executive Officers and directors except for Mr. DeSorrento participated in the Exchange Offer to the full amount allowed. The following table sets forth certain information as to each of the Named Executive Officers and directors who participated in the Exchange Offer concerning options exchanged by such persons pursuant to the terms of the Exchange Offer.

Name	Shares of Common Stock Subject to Options Exchanged Pursuant to the Exchange Offer	Range of Exercise Price of Exchanged Options	Weighted Average Exercise Price of Exchanged Options
Amy Beth Bennett	153,389	$7.938-0.90	$4.68
Richard D. Eyestone	11,944	4.063-0.90	2.22
Jeffrey J. Finn	822,943	7.938-0.87	4.07
Frederick Frank	66,944	4.063-0.90	2.35
Robert C. Hartman	141,944	7.938-0.90	4.51
Richard B. Rice	18,944	4.063-0.90	2.90
Jason M. Rollings	136,878	7.938-0.90	4.29

Corporate Performance and Chief Executive Officer Compensation

        Mr. Finn's base salary at the beginning of 2001 as President and Chief Executive Officer was $200,000. In setting this amount, the Compensation Committee took into account (i) its belief that Mr. Finn has significant and broad-based experience in the Internet industry, (ii) the scope of Mr. Finn's responsibility, especially following two mergers, and (iii) the Board's continued confidence in Mr. Finn to lead the Company's continued development. Considering these factors, during 2001, Mr. Finn was granted options to purchase 227,443 shares of Common Stock (representing less than 1.5% of the Company's fully diluted equity) (less 102,443 options which were tendered in the Exchange Offer and will be eligible for re-grant in July 2002) as an incentive for future performance, an amount the Compensation Committee determined was consistent with competitive practices. During 2001, the Company succeeded in meeting specified research and development goals associated with launching new products, delivery dates requested by redphish partners, some of its earnings goals, and the goals established for integration of the two merged companies. The Compensation Committee rated Mr. Finn's individual performance as above average primarily reflecting his successes in these areas.

Conclusion

        Through the plans described above, a significant portion of the Company's compensation program and Mr. Finn's compensation are contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

                      COMPENSATION COMMITTEE
                      Richard D. Eyestone, Director
                      Richard B. Rice, Director
                      March 15, 2002

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As noted above, the Company's compensation committee consists of Mr. Eyestone and Mr. Rice. No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON(3)

        The following graph shows the total stockholder return of an investment of $100 in cash on August 4, 1998 (the date the Company began trading on the Nasdaq SmallCap Market) for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Computer & Data Processing Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

(3)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

Gateway Companies, Inc.

        On April 26, 2000, the Company entered into a Common Stock and Warrant Purchase and Investor Rights Agreement (the "Agreement") with Gateway Companies, Inc. ("Gateway") for Gateway's purchase of 1,281,591 shares of the Company's Common Stock at $19.507 per share. The payment of the purchase price was to be made in two equal installments, with 50% paid at closing and 50% to be paid ninety days after the closing. On the closing date, the Company issued 640,796 shares of its Common Stock to Gateway upon the receipt of $12,500,00 from Gateway of the first half of the purchase price. As part of this transaction, the Company issued a warrant to Gateway to purchase up to 600,000 shares of the Company's Common Stock at an exercise price of $19.507 per share, subject to certain anti-dilution provisions and adjustments (the "Initial Gateway Warrant"). The Initial Gateway Warrant vests based upon certain performance milestones and expires on April 26, 2005. Under the Agreement, the Company agreed to provide Gateway certain registration rights and rights to participate in future financings as well as a right of first negotiation and a right of first refusal to purchase the Company under certain circumstances and a right of resale to the Company of the shares held by Gateway under certain circumstances.

        On September 15, 2000, the Company and Gateway amended the Agreement by entering into a First Amendment to Stock and Warrant Purchase and Investor Rights Agreement (the "Amendment"), whereby the parties agreed that the Company would issue a Convertible Subordinated Promissory Note in the aggregate principal amount of $12,500,000 to Gateway (the "Gateway Note") instead of issuing the remaining 640,795 shares for the remaining 50% of the purchase price which was due 90 days after the initial closing described above. The Gateway Note matures on September 15, 2004 and bears interest at a rate of seven percent per annum. Interest is payable in cash or, at the Company's option, in shares of the Company's Common Stock. The Gateway Note is convertible at Gateway's option into a fixed number of shares of the Company's Common Stock based on the Company's ten day average closing price of its Common Stock, but at not less than $11.00 or more than $19.507 per share. As a part of the Amendment, the Company issued a warrant to Gateway to purchase up to 600,000 shares of the Company's Common Stock at an exercise price of $11.00 per share, subject to certain anti-dilution provisions and adjustments (the "Replacement Gateway Warrant"), which warrant replaces the Initial Gateway Warrant. The Replacement Gateway Warrant vests based upon certain performance milestones and expires on April 26, 2005. As a part of the Amendment, the Company agreed to purchase 30,000 shares of Gateway Common Stock at $10.00 per share. Gateway agreed to file and have declared effective a registration statement with the SEC covering these shares.

        On November 20, 2001, the Company and Gateway entered into a Note Prepayment and Amendment Agreement (the "Prepayment Agreement"), whereby Gateway agreed to forgive $6,000,000 of principal on the Gateway Note in consideration for the Company's payment of $3,300,000 in cash plus the issuance of an amended and restated Convertible Subordinated Promissory Note in the aggregate principal amount of $6,500,000 (the "Amended Gateway Note"). The Amended Gateway Note matures on September 15, 2004 and bears interest at a rate of seven percent per annum. Interest is payable in cash or, at the Company's option, in shares of the Company's Common Stock. The Gateway Note is convertible at Gateway's option into a fixed number of shares of the Company's Common Stock based on the Company's ten day average closing price of its Common Stock, but at not less than $11.00 or more than $19.507 per share.

Brown Simpson Group

        On June 10, 1999, the Company received $3,000,000 from the sale of its 5% convertible subordinated debentures due on June 10, 2002 (the "First Closing Debentures") to investment funds managed by affiliates of New York-based Brown Simpson Asset Management, LLC ("Brown

Simpson"). Interest was payable in cash or, at the Company's option, in shares of the Company's Common Stock. The First Closing Debentures were convertible at Brown Simpson's option into a fixed number of shares of the Company's Common Stock at $3.9125 per share, subject to certain antidilution provisions and adjustments. As part of this transaction, the Company issued warrants to Brown Simpson to purchase 766,773 shares of the Company's Common Stock at an exercise price of $4.4994 per share, subject to certain anti-dilution provisions and adjustments (the "First Closing Warrants"). The First Closing Warrants expire on June 10, 2002. The Company had the ability, under certain circumstances, to obligate Brown Simpson to convert the First Closing Debentures into the Company's Common Stock and to exercise the First Closing Warrants. In November 1999, the First Closing Debentures were converted into 766,773 shares of the Company's Common Stock and the First Closing Warrants were exercised.

        On September 15, 1999, the Company received $1,950,000, net of a 2.5% discount, from the sale of its $2,000,000 5% convertible subordinated debentures due on June 10, 2002 (the "Second Closing Debentures") to Brown Simpson. Interest is payable in cash or, at the Company's option, in shares of the Company's Common Stock. The Second Closing Debentures are convertible at Brown Simpson's option into a fixed number of shares of the Company's Common Stock at $3.9125 per share, subject to certain anti-dilution provisions and adjustments. As part of this transaction, the Company issued warrants to Brown Simpson to purchase 511,182 shares of the Company's Common Stock at an exercise price of $4.4994 per share, subject to certain anti-dilution provisions and adjustments (the "Second Closing Warrants"). The Second Closing Warrants expire on June 10, 2002. The Company has the ability, under certain circumstances, to obligate Brown Simpson to convert the Second Closing Debentures into the Company's Common Stock and to exercise the Second Closing Warrants. On January 10, 2002, the Company prepaid the remaining principal on the Second Closing Debentures.

        As part of the financings described above, the Company entered into registration rights agreements with Brown Simpson whereby the Company agreed to file and have declared effective with the SEC a registration statement covering the shares underlying the securities described above.

Restricted Stock Purchases

        Jeffrey J. Finn, the President and Chief Executive Officer, purchased 30,000 shares of the Company's Common Stock on November 17, 2000 at a purchase price of $2.50 per share, which was the closing sales price of the Company's Common Stock as of that date. Mr. Finn delivered a promissory note to the Company in the aggregate principal amount of $74,700 as partial payment for the shares. The maturity date of the promissory note is November 17, 2004 and bears an interest rate of 11.125% per annum. The 30,000 shares of Common Stock have been pledged as collateral to secure repayment of the promissory note. On June 15, 2001, Mr. Finn purchased an additional 40,000 shares of the Company's Common Stock at a purchase price of $1.05 per share, which was the closing sales price of the Company's Common Stock as of that date. Mr. Finn delivered a promissory note to the Company in the aggregate principal amount of $41,600 as partial payment for the shares. The maturity date of the promissory note is June 15, 2004 and bears an interest rate of 11.125% per annum. The 40,000 shares of Common Stock have been pledged as collateral to secure repayment of the promissory note.

        Robert C. Hartman, the Vice President of Engineering, purchased 50,000 shares of the Company's Common Stock on November 17, 2000 at a purchase price of $2.50 per share, which was the closing sales price of the Company's Common Stock as of that date. Mr. Hartman delivered a promissory note to the Company in the aggregate principal amount of $124,500 as partial payment for the shares. The maturity date of the promissory note is November 17, 2004 and bears an interest rate of 11.125% per annum. The 50,000 shares of Common Stock have been pledged as collateral to secure repayment of the promissory note. On June 15, 2001, Mr. Hartman purchased an additional 30,000 shares of the Company's Common Stock at a purchase price of $1.05 per share, which was the closing sales price of the Company's Common Stock as of that date. Mr. Hartman delivered a promissory note to the Company in the aggregate principal amount of $31,200 as partial payment for the shares. The maturity date of the promissory note is June 15, 2004 and bears an interest rate of 11.125% per annum. The 30,000 shares of Common Stock have been pledged as collateral to secure repayment of the promissory note.

        Amy Beth Bennett, the Vice President of Finance, purchased 10,000 shares of the Company's Common Stock on November 17, 2000 at a purchase price of $2.50 per share, which was the closing sales price of the Company's Common Stock as of that date. Ms. Bennett delivered a promissory note to the Company in the aggregate principal amount of $25,000 as payment for the shares. The maturity date of the promissory note is November 17, 2004 and bears an interest rate of 11.125% per annum. On June 15, 2001, Ms. Bennett purchased 50,000 shares of the Company's Common Stock at a purchase price of $1.05 per share, which was the closing sales price of the Company's Common Stock as of that date. Ms. Bennett delivered a promissory note to the Company in the aggregate principal amount of $52,500 as payment for the shares. The maturity date of the promissory note is June 15, 2004 and bears an interest rate of 11.125% per annum. The 50,000 shares of Common Stock have been pledged as collateral to secure repayment of the promissory note.

Employment Agreements

        The Company has entered into employment agreements or letters with its executive officers. See "Employment Agreements."

2001 Option Exchange Program

        The Company commenced an Exchange Offer to exchange certain options held by its employees, executive officers and directors. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation—2001 Option Exchange Program."

Philip L. Becker

        On November 1, 1999, the Company entered into a Transition Agreement and Release with Philip L. Becker, a former director and executive officer of the Company. Under the agreement, Mr. Becker agreed to terminate his employment agreement in consideration of the receipt of six months of severance, or approximately $61,000. Of this total amount, approximately $20,200 and $40,800 was paid to Mr. Becker in 1999 and 2000, respectively.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Amy Beth Bennett Secretary
April 4, 2002

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-KSB for the fiscal year ended December 31, 2001 is available without charge upon written request to: Corporate Secretary, eSoft, Inc., 295 Interlocken Boulevard, Suite 500, Broomfield, Colorado 80021.

APPENDIX A

eSOFT, INC.

Charter of the Audit Committee

Purpose:

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of eSoft, Inc., a Delaware corporation (the "Company") shall be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require the Board's attention.

Composition:

        Except as discussed herein, the Committee shall be comprised of three or more "independent" members of the Board, each of whom is able to read and understand fundamental financial statements and at least one of whom has past employment experience in finance or accounting, is a certified accountant, or has other comparable experience, including a current or past position as chief executive, financial officer or other senior officer with financial oversight responsibilities. A member of the Board is independent only if he or she has no relationship to the Company that may interfere with the exercise of his or her independent judgment. The members of the Committee and its Chairman will be appointed by and serve at the discretion of the Board.

Functions and Authority:

        The operation of the Committee shall be subject to the Bylaws of the Company, as in effect from time to time, and Section 141 of the Delaware General Corporation Law. The Committee shall be obligated, and shall have the full power and authority, to carry out the following responsibilities:

1.
To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

2.
To receive a formal written statement from the Company's independent auditors delineating all relationships between the auditors and the Company.

3.
To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate.

4.
To instruct the independent auditors that the independent auditors are accountable to the Board and the Committee as shareholder representatives, and that the Committee has a responsibility to select, evaluate, and where appropriate, replace the independent auditors.

5.
To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

6.
To review new and proposed releases and pronouncements by the Financial Accounting Standards Board (FASB), the American Institute of Certified Public Accountants (AICPA) and the SEC that may affect current or future financial statements or other disclosures in financial reports.

7.
To meet separately with management and the independent auditors, upon completion of their audit, to review and discuss the Company's financial results for the year, as reported in the Company's financial statements, or other disclosures.

8.
To provide a report in the Company's annual meeting proxy statement and the Company's Form 10-K stating whether the Committee has complied with its responsibilities under the Charter, including without limitation, whether the Committee has reviewed and discussed the Company's audited financial statements with the Company's management, whether the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K or 10-KSB, and whether anything came to the attention of the Committee that caused the Committee to believe that the audited financial statements contain any materially misleading information or omit any material information.

9.
To instruct the independent auditors that the independent auditors shall discuss the Company's financial results with the Committee and the Company's management prior to the filing of a Form 10-Q or 10-QSB.

10.
To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner.

11.
To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

12.
To review the Company's balance sheet, profit and loss statements and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

13.
To review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

14.
To consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect.

15.
To determine, as regards to new transactions or events, the auditor's reasoning in determining the appropriateness of the accounting principles and disclosure practices adopted by management.

16.
To assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

17.
To disclose in the Company's annual meeting proxy statement whether the Committee has a written charter, and to file the Committee's Charter every three years in the Company's annual meeting proxy statement.

18.
To review and update the Committee's Charter annually.

19.
To investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliates of the foregoing.

20.
To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

Meetings:

        The Committee will hold at least two regular meetings per year and additional meetings as the Chairman or Committee deems appropriate. The chief executive officer or chief accounting officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairman.

Minutes and Reports:

        Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

APPENDIX B

eSOFT, INC.

INDEMNITY AGREEMENT

        THIS INDEMNITY AGREEMENT is made and entered into this            day of            , 20    by and between eSoft, Inc., a Delaware corporation (the "Corporation"), and                        ("Agent").

RECITALS

        WHEREAS, Agent performs a valuable service to the Corporation in the capacity as [Executive Officer/Director] of the Corporation;

        WHEREAS, the stockholders of the Corporation have adopted bylaws (the "Bylaws") providing for the indemnification of the directors and officers of the Corporation, including persons serving at the request of the Corporation as directors, officers, employees and other agents with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the "Code");

        WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

        WHEREAS, in order to induce Agent to continue to serve as [Executive Officer/Director] of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Agent.

        NOW, THEREFORE, in consideration of Agent's continued service as [Executive Officer/Director] after the date hereof, the parties hereto agree as follows:

AGREEMENT

          1.  Services to the Corporation. Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as [Executive Officer/Director] of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation faithfully and to the best of Agent's ability so long as Agent is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Agent may at any time and for any reason resign from such position (subject to any contractual obligation that Agent may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Agent in any such position.

          2.  Indemnity of Agent. The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment).

          3.  Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Agent:

          (a)  against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay by reason of any claim or claims made against or by Agent in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation) to which Agent is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of

  Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

          (b)  otherwise to the fullest extent as may be provided to Agent by the Corporation under the non-exclusivity provisions of the Code and Article VI of the Bylaws.

          4.  Limitations on Additional Indemnity. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

          (a)  on account of any claim against Agent for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

          (b)  on account of Agent's conduct that was knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

          (c)  on account of Agent's conduct that constituted a breach of Agent's duty of loyalty to the Corporation or resulted in any personal profit or advantage to which Agent was not legally entitled;

          (d)  for which payment actually is made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

          (e)  if indemnification is not lawful (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and therefore is unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

            (f)  in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification expressly is required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 9 hereof.

          5.  Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

          6.  Partial Indemnification. Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

          7.  Notification and Defense of Claim. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof:

          (a)  the Corporation will be entitled to participate therein at its own expense;

          (b)  except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent; provided, however, that the fees and expenses of Agent's separate counsel shall be borne by the Corporation if (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent reasonably shall have concluded that there may be a conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation in fact shall not have employed counsel to assume the defense of such action. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

          (c)  the Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent's written consent, which may be given or withheld in Agent's sole discretion.

          8.  Expenses. Promptly following request therefor, the Corporation shall advance, prior to the final disposition of any proceeding, all expenses incurred by Agent in connection with such proceeding upon receipt of an undertaking by or on behalf of Agent to repay such amounts if it shall be determined ultimately that Agent is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code or otherwise.

          9.  Enforcement. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor. Agent, in such enforcement action, if successful in whole or in part, also shall be entitled to be paid the expense of prosecuting Agent's claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

        10.  Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

        11.  Non-Exclusivity of Rights. The rights conferred on Agent by this Agreement shall not be exclusive of any other right Agent may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in Agent's official capacity and as to action in another capacity while holding office.

        12.  Survival of Rights.

          (a)  The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent's heirs, executors and administrators.

          (b)  The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

        13.  Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity contained herein or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation nevertheless shall indemnify Agent to the fullest extent provided by the Bylaws, the Code or any other applicable law.

        14.  Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

        15.  Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless signed in writing by both parties hereto.

        16.  Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed for all purposes to be an original but all of which together shall constitute this Agreement.

        17.  Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

        18.  Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

          (a)  If to Agent, at the address indicated on the signature page hereof.

          (b)  If to the Corporation, to

      eSoft, Inc.
      295 Interlocken Boulevard
      Broomfield, Colorado 80021
      Attn: Chief Executive Officer

    or to such other address as may have been furnished to Agent by the Corporation.

[THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto have executed this Indemnity Agreement on and as of the day and year first above written.

eSoft, Inc.
By:

Name:

Title:

AGENT

(Signature)
Agent Print Name and Address:

APPENDIX C

eSoft, Inc.

EQUITY COMPENSATION PLAN
(as approved by eSoft, Inc.'s Board of Director in February 2002 and to be submitted for stockholder approval in May 2002)

ARTICLE I
PURPOSE

        The purpose of the eSoft, Inc. Equity Compensation Plan (the "Plan") is to attract and retain directors, officers, other employees and consultants of eSoft, Inc. and its Subsidiaries and to provide such persons with incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value.

ARTICLE II
STRUCTURE OF THE PLAN

        The Plan is divided into three separate programs:

          A.  The Discretionary Stock Option Grant Program under which eligible persons may, at the discretion of the Committee or the Board, be granted Stock Options;

          B.  The Restricted Stock Program under which eligible persons may, at the discretion of the Committee or the Board, be granted rights to receive shares of Common Stock, subject to certain restrictions; and

          C.  The Supplemental Bonus Program under which eligible persons may, at the discretion of the Committee or the Board, be granted a right to receive payment, in cash, shares of Common Stock, or a combination thereof, of a specified amount.

ARTICLE III
DEFINITIONS

        As used in this Plan:

        "10% Stockholder" shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary.

        "Award" shall mean a grant made under this Plan in the form of Stock Options, Restricted Stock or Supplemental Bonuses.

        "Board" shall mean the Company's Board of Directors.

        "Change in Control" shall mean a change in ownership or control of the Company effected through any of the following transactions:

            (i)  the acquisition, directly or indirectly by any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than thirty percent (30%) of the total combined voting power of the Company's outstanding securities;

          (ii)  a change in the composition of the Board over a period of eighteen (18) consecutive months or less such that fifty percent (50%) or more of the Board members have neither (A) been directors continuously since the beginning of such period nor (B) been unanimously elected or nominated by the Board for election as directors during such period;

          (iii)  a stockholder-approved merger or consolidation to which the Company is a party and in which (A) the Company is not the surviving entity or (B) securities possessing more than thirty percent (30%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

          (iv)  the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "Committee" shall mean the Plan Committee and shall also include the Employee Committee, if established, when reference is made to functions that may be performed by the Employee Committee.

        "Common Stock" shall mean the Company's common stock, $.01 par value.

        "Company" shall mean eSoft, Inc., a Delaware corporation.

        "Date of Grant" shall mean the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

        "Employee" shall mean an individual who is in the employ of the Company or any Subsidiary.

        "Employee Committee" shall mean a committee composed of at least one member of the Board of Directors who may, but need not, be a Non-Employee Director, which, if established, shall be empowered hereunder to grant Awards to Eligible Employees who are not directors or "officers" of the Company as that term is defined in Rule 16a-1(f) of the Exchange Act nor "covered employees" under Section 162(m) of the Code, and to establish the terms of such Awards at the time of grant, but shall have no other authority with respect to the Plan or outstanding Awards except as expressly granted by the Plan.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

            (i)  If the Common Stock is at the time listed on any stock exchange or traded on the Nasdaq National Market, the Nasdaq Small Cap Market, or any other securities trading market that reports daily the closing selling price per share of Common Stock, the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the stock exchange or other securities trading market determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted on such exchange or trading market.

          (ii)  If there is no closing selling price for the Common Stock on the date in question, or if the Common Stock is neither listed on a stock exchange or traded on a securities trading market that reports daily the closing selling price per share of the Common Stock, then the Fair Market Value shall be deemed to be the average of the representative closing bid and asked prices on the date in question as reported by the Nasdaq Stock Market or other reporting entity selected by the Committee.

          (iii)  In the event the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock shall be determined, in good faith, by the Committee after such consultation with outside legal, accounting and other experts as the Committee may deem advisable, and the Committee shall maintain a written record of its method of determining such value.

        "Non-Employee Director" shall mean a director of the Company who meets the definition of (i) a "non-employee director" set forth in Rule 16b-3 under the Exchange Act, as amended, or any successor rule and (ii) an "outside director" set forth in Treasury Regulation 1.162-27, as amended, or any successor rule.

        "Non-Statutory Option" shall mean a Stock Option that (i) does not qualify as an "incentive stock option" under Section 422 of the Code or any successor provision or (ii) is not intended to be an incentive stock option.

        "Optionee" shall mean the person so designated in an agreement evidencing an outstanding Stock Option.

        "Option Price" shall mean the purchase price payable by a Participant upon the exercise of a Stock Option.

        "Participant" shall mean a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time a director, officer or other Employee of the Company or any Subsidiary, (ii) is at that time a consultant or other independent advisor who provides services to the Company or a Subsidiary, or (iii) has agreed to commence serving in any capacity set forth in (i) or (ii) of this definition.

        "Plan" shall mean the Company's Equity Compensation Plan as set forth herein.

        "Plan Committee" shall mean a committee consisting entirely of two or more Non-Employee Directors, who are empowered hereunder to take all action required in the administration of the Plan and the grant and administration of Awards hereunder.

        "Plan Effective Date" shall mean August 27, 1997, the date on which this Plan was approved by the Company's Board of Directors.

        "Redemption Value" shall mean the amount, if any, by which the Fair Market Value of one share of Common Stock on the date on which the Stock Option is exercised exceeds the Option Price for such share.

        "Restricted Stock" shall mean shares of Common Stock granted under Article VII that are subject to restrictions imposed pursuant to said Article.

        "SEC" shall mean the U.S. Securities and Exchange Commission and any successor thereto.

        "Statutory Stock Option" shall mean a Stock Option that (i) qualifies as an "incentive stock option" under Section 422 of the Code or any successor provision and (ii) is intended to be treated for purposes of federal income tax treatment as an option that is so qualified.

        "Stock Option" shall mean a right granted under the Plan to a Participant to purchase Common Stock at a stated price for a specified period of time.

        "Subsidiary" shall mean a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Statutory Stock Options, "Subsidiary" means any subsidiary corporation of the Company as defined in Section 424(f) of the Code.

        "Supplemental Bonus" shall mean the right to receive payment in cash of an amount determined pursuant to Article IX of this Plan.

        "Term" shall mean the length of time during which a Stock Option may be exercised.

ARTICLE IV
ADMINISTRATION OF THE PLAN

        A.    Delegation to the Committee.    This Plan shall be administered by the Plan Committee. Members of the Plan Committee and the Employee Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The action of a majority of the members of the Plan Committee and the Employee Committee present at any meeting, or acts unanimously approved in writing, shall be the acts of the Plan Committee and the Employee Committee, respectively.

        B.    Powers of the Committee.    The Plan Committee shall have full power and authority, subject to the provisions of this Plan, to establish such rules and regulations as it may deem appropriate for proper administration of this Plan and to make such determinations under, and issue interpretations of, the provisions of this Plan and any outstanding Awards as it may deem necessary or advisable. In addition, the Plan Committee shall have full power and authority to administer and interpret the Plan and make modifications as it may deem appropriate to conform the Plan and all actions pursuant to the Plan to any regulation or to any change in any law or regulation applicable to this Plan.

        C.    Actions of the Committee.    All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No director or member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all directors and members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

        D.    Awards to Officers and Directors.

            1.  Awards to officers shall be granted by the Plan Committee. If the Plan Committee is not composed as prescribed in the definition of Plan Committee in Article III, the Board may take such action with respect to any Award to an officer as it deems necessary or advisable to comply with Rule 16b-3 of the Exchange Act and any related rules, including but not limited to seeking stockholder ratification of such Award or restricting the sale of any shares of Common Stock underlying the Award for a period of six months.

            2.  Discretionary Awards to Non-Employee Directors, if any, shall be granted by the Board.

ARTICLE V
ELIGIBILITY AND SELECTION

        A.    Eligibility.    The persons eligible to participate in the Discretionary Stock Option Grant Program, the Restricted Stock Program and the Supplemental Bonus Program are as follows:

            1.  Employees of the Company or a Subsidiary;

            2.  Members of the Board; and

            3.  Consultants and other independent advisors who provide services to the Company or a Subsidiary.

        C.    Selection of Participants.    The Committee shall from time to time determine the Participants to whom Awards shall be granted pursuant to the Discretionary Stock Option Grant Program, the Restricted Stock Program and the Supplemental Bonus Program.

        D.    Section 162(m) Limitation on Annual Grants.    Subject to the provisions of Article VI(C) relating to capital changes, no Employee of the Company or a Subsidiary shall be eligible to be granted

Stock Options covering more than one million two hundred fifty thousand (1,250,000) shares of Common Stock during any calendar year.

ARTICLE VI
SHARES AVAILABLE UNDER THE PLAN

        A.    Maximum Number.    The number of shares of Common Stock issued or transferred and covered by outstanding awards granted under this Plan shall not in the aggregate exceed 5,000,000 shares of Common Stock, which may be Common Stock of original issuance or Common Stock held in treasury, or a combination thereof. This authorization shall be increased automatically on each succeeding annual anniversary of the Plan Effective Date by an amount equal to that number of shares equal to one-half of one percent of the Company's then issued and outstanding shares of Common Stock. The shares may be divided among the various Plan components as the Plan Committee shall determine, except that no more than 4,786,000 shares shall be issued in connection with the exercise of Stock Options under the Plan. Any portion of the shares added on each succeeding anniversary of the Plan Effective Date which are unused during the Plan year beginning on such anniversary date shall be carried forward and be available for grant and issuance in subsequent Plan years, while up to 100% of the shares to be added in the next succeeding Plan year (calculated on the basis of the current Plan year's allocation) may be borrowed for use in the current Plan year. Shares of Common Stock that may be issued upon the exercise of Stock Options shall be applied to reduce the maximum number of shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Stock Options are outstanding retain as authorized and unissued Common Stock, or as treasury Common Stock, at least the number of shares of Common Stock required under the provisions of this Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

        B.    Unused and Forfeited Stock.    The following shares of Common Stock shall automatically become available for use under the Plan: (i) any shares of Common Stock that are subject to an Award under this Plan that are not used because the terms and conditions of the Award are not met, including any shares of Common Stock that are subject to a Stock Option that expires or is terminated for any reason, (ii) any shares of Common Stock with respect to which a Non-Statutory Option is exercised that are used for full or partial payment of the Option Price, and (iii) any shares of Common Stock withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of a Non-Statutory Option provided that no shares of Common Stock which are actually issued under any Award may be subsequently used for the grant of Stock Options.

        C.    Capital Changes.    If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted Awards under this Plan per calendar year (including any limitation pursuant to Article (V)(D) above), (iii) the number and/or class of securities for which grants are subsequently to be made pursuant to Article VI of this Plan, and (iv) the number and/or class of securities and the Option Price per share in effect under each outstanding option under this Plan. Such adjustments to the outstanding options are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Committee shall be final, binding and conclusive.

ARTICLE VII
DISCRETIONARY STOCK OPTION GRANT PROGRAM

        A.    Discretionary Grant of Stock Options to Participants.    The Committee may from time to time authorize grants to Participants of options to purchase shares of Common Stock upon such terms and conditions as the Committee may determine in accordance with the following provisions (in connection with any grants under this paragraph II.A to Non-Employee Directors, "Committee" shall mean the entire Board of Directors):

            1.  Each grant shall specify the number of shares of Common Stock to which it pertains;

            2.  Each grant shall specify the Option Price per share;

            3.  Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) shares of Common Stock that are already owned by the Optionee and have a Fair Market Value at the time of exercise that is equal to the Option Price, (iii) shares of Common Stock with respect to which a Stock Option is exercised, (iv) a recourse promissory note in favor of the Company, (v) any other legal consideration that the Committee may deem appropriate and (vi) any combination of the foregoing;

            4.  Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates;

            5.  Any grant may provide that shares of Common Stock issuable upon the exercise of a Stock Option shall be subject to restrictions whereby the Company has the right or obligation to repurchase all or a portion of such shares if the Participant's service to the Company is terminated before a specified time, or if certain other events occur or conditions are not met;

            6.  Successive grants may be made to the same Participant regardless of whether any Stock Options previously granted to the Participant remain unexercised;

            7.  Each grant shall specify the period or periods of continuous service by the Optionee to the Company or any Subsidiary that are necessary before the Stock Option or installments thereof shall become exercisable;

            8.  All Stock Options that meet the requirements of the Code for "incentive stock options" shall be Statutory Stock Options unless (i) the option agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as a Non-Statutory Option, or (ii) a grant of Statutory Stock Options to the Participant would be prohibited under the Code or other applicable law;

            9.  Each grant shall specify the Term of the Stock Option, which Term shall not be greater than 10 years from the Date of Grant; and

          10.  Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

        B.    Special Terms Applicable to Statutory Stock Options.    The following additional terms shall be applicable to all Statutory Stock Options granted pursuant to this Plan. Stock Options that are specifically designated as Non-Statutory Options shall not be subject to the terms of this paragraph VII.B.

            1.  Statutory Stock Options shall be granted only to Employees of the Company or a Subsidiary;

            2.  The Option Price per share shall not be less than the Fair Market Value per share of Common Stock on the Date of Grant;

            3.  The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective Date(s) of Grant) with respect to which Statutory Stock Options granted to any Employee under the Plan (or any other plan of the Company or a Subsidiary) are exercisable for the first time during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such Stock Options that become exercisable for the first time in the same calendar year, the foregoing limitation on the treatment of such Stock Options as Statutory Stock Options shall be applied on the basis of the order in which such Stock Options are granted; and

            4.  If any Employee to whom a Statutory Stock Option is granted is a 10% Stockholder, then the Option Price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Date of Grant, and the option Term shall not exceed five (5) years measured from the Date of Grant.

ARTICLE VIII
RESTRICTED STOCK PROGRAM

        A.    Awards Granted.    Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Restricted Stock Awards consisting of shares of Common Stock. The number of shares granted as a Restricted Stock Award shall be determined by the Committee.

        B.    Restrictions.    A Participant's right to retain a Restricted Stock Award granted to such Participant under Article VII.A shall be subject to such restrictions, including but not limited to his or her continuous employment by the Company for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such award. The Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the shares constituting a Restricted Stock Award.

        C.    Privileges of a Stockholder, Transferability.    A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock in accordance with its terms received by him or her as a Restricted Stock Award under this Article VIII upon his or her becoming the holder of record of such shares; provided, however, that the Participant's right to sell, encumber or otherwise transfer such shares shall be subject to the limitations of Article XI hereof.

        D.    Enforcement of Restrictions.    The Committee may in its sole discretion require of the placing a legend on the stock certificates referring to the restrictions to enforce the restrictions referred to in paragraphs VIII.A and VIII.B.

ARTICLE IX
SUPPLEMENTAL BONUS PROGRAM

        A.    Non-Statutory Stock Options.    The Committee, at the time of grant or at any time prior to exercise of any Non-Statutory Option, may provide for a Supplemental Bonus from the Company or a Subsidiary in connection with a specified number of shares of Common Stock then purchasable, or which may become purchasable, under such Non-Statutory Option. Such Supplemental Bonus shall be payable in cash upon the exercise of the Non-Statutory Option with regard to which such Supplemental Bonus was granted. A Supplemental Bonus shall not exceed the amount necessary to reimburse the Participant for the income tax liability incurred by him or her upon the exercise of the Non-Statutory Option, calculated using the maximum combined federal and applicable state income tax rates then in effect and taking into account the tax liability arising from the Participant's receipt of the Supplemental Bonus.

        B.    Restricted Stock Awards.    The Committee, either at such time as the restrictions with respect to a Restricted Stock Award lapse or a Section 83(b) election is made under the Code by the

Participant with respect to shares issued in connection with a Restricted Stock Award, may provide for a Supplemental Bonus from the Company or a Subsidiary. Such Supplemental Bonus shall be payable in cash and shall not exceed the amount necessary to reimburse the Participant for the income tax liability incurred by him or her with respect to shares issued in connection with a Restricted Stock Award, calculated using the maximum combined federal and applicable state income tax rates then in effect and taking into account the tax liability arising from the Participant's receipt of the Supplemental Bonus.

ARTICLE X
TERMINATION OF SERVICE

        A.    Statutory Stock Options.    The following provisions shall govern the exercise of any Statutory Stock Options held by any Employee whose employment is terminated:

            1.  If the Optionee's employment with the Company is terminated for any reason other than such Optionee's death or disability, all Statutory Stock Options held by the Optionee shall be exercisable, to the extent that such Stock Options were exercisable on the date the Optionee's employment terminated, for a period of three (3) months following such termination of employment.

            2.  If the Optionee's employment with the Company is terminated because of such Optionee's death or disability within the meaning of Section 22(e)(3) of the Code, all Statutory Stock Options held by the Optionee shall become immediately exercisable and shall be exercisable for a period of twelve (12) months following such termination of employment.

            3.  In no event may any Statutory Stock Option remain exercisable after the expiration of the Term of the Stock Option. Upon the expiration of any three (3) or twelve (12) month exercise period, as applicable, or, if earlier, upon the expiration of the Term of the Stock Option, the Stock Option shall terminate and shall cease to be outstanding for any shares for which the Stock Option has not been exercised.

        B.    Non-Statutory Options.    The following provisions shall govern the exercise of any Non-Statutory Options:

            1.  If the Optionee's employment, service on the Board or consultancy is terminated for any reason other than such Optionee's death or disability, all Non-Statutory Options held by the Optionee shall be exercisable, to the extent such Stock Options were exercisable on the date of such termination, for a period of three (3) months following such termination.

            2.  If the Optionee's employment, service on the Board or consultancy is terminated because of such Optionee's death or disability, all Non-Statutory Options held by the Optionee shall become immediately exercisable and shall be exercisable for a period of twelve (12) months following such termination.

            3.  In no event may any Non-Statutory Option remain exercisable after the expiration of the Term of the Stock Option. Upon the expiration of any three (3) or twelve (12) month exercise period, as applicable, or, if earlier, upon the expiration of the Term of the Stock Option, the Stock Option shall terminate and shall cease to be outstanding for any shares for which the Stock Option has not been exercised.

        C.    Restricted Stock Awards.    In the event of the death or disability (within the meaning of Section 22(e) of the Internal Revenue Code) or retirement of a Participant, all employment period and other restrictions applicable to Restricted Stock Awards then held by him or her shall lapse, and such awards shall become fully nonforfeitable. Subject to Articles X and XIV, in the event of a Participant's termination of employment for any other reason, any Restricted Stock Awards as to which the employment period or other restrictions have not been satisfied shall be forfeited.

ARTICLE XI
TRANSFERABILITY OF STOCK OPTIONS AND RESTRICTED STOCK

        During the lifetime of the Optionee, Statutory Stock Options shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death prior to the end of the Term, any Stock Option may be exercised by the personal representative of the Optionee's estate, or by the person(s) to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Upon the prior written consent of the Board and subject to any conditions associated with such consent, a Non-Statutory Option or Restricted Stock may be assigned in whole or in part during the Participant's lifetime to one or more members of the Participant's immediate family (as that term is defined in Rule 16a-1(e) of the Exchange Act) or to a trust established exclusively for one or more such family members. In addition, the Board, in its sole discretion, may allow a Non-Statutory Option or Restricted Stock to be assigned in other circumstances deemed appropriate. The terms applicable to the assigned portion shall be the same as those in effect for the Stock Option or Restricted Stock immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. Notwithstanding any assignment or transfer of a Stock Option, in no event may any Stock Option remain exercisable after the expiration of the Term of the Stock Option.

ARTICLE XII
STOCKHOLDER RIGHTS

        The holder of a Stock Option shall have no stockholder rights with respect to the shares subject to the Stock Option until such person shall have exercised the Stock Option, paid the Option Price and become a holder of record of the purchased shares of Common Stock.

ARTICLE XIII
ACCELERATION OF VESTING

        The Committee may, at any time in its sole discretion, accelerate the vesting of any Award made pursuant to this Plan by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the agreement relating to the Award to reflect the new vesting schedule. The acceleration of the exercise period of an Award shall not affect the expiration date of such Award.

ARTICLE XIV
CHANGE IN CONTROL

        In the event of a Change in Control of the Company, all Awards outstanding under the Plan as of the day before the consummation of such Change in Control shall automatically accelerate for all purposes under this Plan so that each Stock Option shall become fully exercisable with respect to the total number of shares subject to such Stock Option and may be exercised for any or all of those shares as fully-vested shares of Common Stock as of such date, without regard to the conditions expressed in the agreements relating to such Stock Option, and the restrictions on each Restricted Stock Award shall lapse and such shares of Restricted Stock shall no longer be subject to forfeiture.

ARTICLE XV
CANCELLATION AND REGRANT OF OPTIONS

        The Committee shall have the authority, at any and from time to time, with the consent of the affected Optionees, to effect the cancellation of any or all outstanding Stock Options and/or any Restricted Stock Awards and grant in substitution new Stock Options and/or Restricted Stock Awards covering the same or different number of shares of Common Stock. In the case of such a regrant, the Option Price shall be set, in accordance with Article VII, on the new Date of Grant.

ARTICLE XVI
FINANCING

        The Committee may, in its sole discretion, authorize the Company to make a loan to a Participant in connection with the exercise of a Stock Option, and may authorize the Company to arrange or guaranty loans to a Participant by a third party in connection with the exercise of a Stock Option.

ARTICLE XVII
TAX WITHHOLDING

        A.    Tax Withholding.    The Company's obligation to deliver shares of Common Stock upon the exercise of Stock Options under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

        B.    Surrender of Shares.    The Committee may, in its discretion, provide any or all holders of Non-Statutory Options under the Discretionary Stock Option Grant Program with the right to use shares of Common Stock in satisfaction of all or part of the taxes incurred by such holders in connection with the exercise of such Stock Options. Such right may be provided to any such holder in either or both of the following formats:

            1.  The election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option, a portion of those shares with an aggregate Fair Market Value less than or equal to the amount of taxes due as designated by such holder; or

            2.  The election to deliver to the Company, at the time the Non-Statutory Option is exercised, one or more shares of Common Stock previously acquired by such holder with an aggregate Fair Market Value less than or equal to the amount of taxes due as designated by such holder.

ARTICLE XVIII
EFFECTIVE DATE AND TERM OF THE PLAN

        A predecessor to this Plan was adopted by the Board and the Company's stockholders and became effective on the Plan Effective Date. On May 20, 2000, the Company's stockholders approved an amendment to the Plan expanding the types of awards available under the plan and increasing the maximum aggregate number of shares of Common Stock that may be made subject to Stock Options from 2,900,000 shares to 5,000,000 shares. This Plan shall terminate upon the earliest of (i) ten (10) years after the Plan Effective Date or (ii) the termination of all outstanding Awards in connection with a Change in Control. Upon such plan termination, all outstanding Awards shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such Awards.

ARTICLE XIX
AMENDMENT OF THE PLAN

          A.  The Plan Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, unless stockholder approval of such amendments or modifications is required under applicable law. No such amendment or modification shall adversely affect the rights and obligations with respect to Awards outstanding under the Plan at the time of such amendment or modification, unless the Participant consents to such amendment or modification.

          B.  Stock Options in excess of the number of shares of Common Stock then available for issuance may be granted under this Plan, provided any excess shares actually issued under this Plan shall be held in escrow until such further action, necessary to approve a sufficient increase in the number of shares available for issuance under the Plan, is taken. If such further action is not obtained within 12 months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding, and (ii) the Company shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding. If stockholder approval of a sufficient increase in the number of shares subject to the Plan does not occur within 12 months of the grant of any Stock Option intended to be an Statutory Stock Option which is granted pursuant to this Article XIX.B, such Stock Option shall be deemed to be a Non-Statutory Option.

ARTICLE XX
REGULATORY APPROVALS

        The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock under any Award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted pursuant to the Plan and the shares of Common Stock issued pursuant to any Award under the Plan. No Stock Option shall be exercisable, no shares of Common Stock or other assets shall be issued or delivered under the Plan, and no transfer of any Non-Statutory Option shall be approved by the Committee, unless and until there shall have been compliance with (i) all applicable requirements of Federal and state securities laws, including the filing and effectiveness of a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the shares of Common Stock issuable under the Plan, and (ii) all applicable listing requirements of the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable.

ARTICLE XXI
NO EMPLOYMENT/SERVICE RIGHTS

        Nothing in this Plan shall confer upon any Participant any right to continue in service for any period or specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's service at any time for any reason, with or without Cause.

eSOFT, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2002

          The undersigned hereby appoints Jeffrey Finn and Amy Beth Bennett, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of eSoft, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of eSoft, Inc. to be held at the DoubleTree Hotel, 8773 Yates Drive, Westminster, Colorado 80030 on Thursday, May 9, 2002 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

          UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS, MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

BOARD RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS LISTED BELOW.

PROPOSAL 1:	To elect two directors to hold office until the 2005 Annual Meeting of Stockholders.

☐	FOR the nominees listed below.	☐	WITHHOLD AUTHORITY to vote for the nominees listed below.

Nominees:	Jeffery J. Finn	Frederick Frank

BOARD RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

PROPOSAL 2:	To approve the Company's Indemnity Agreements for its Directors and Executive Officers.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 3:	To approve the amendment to the Company's Equity Compensation Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Dated

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2002
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS May 9, 2002 INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF THE COMPANY'S FORM OF INDEMNITY AGREEMENTS
PROPOSAL 3 APPROVAL OF THE AMENDMENT TO THE EQUITY COMPENSATION PLAN
INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
STOCK OPTION GRANTS AND EXERCISES
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
EMPLOYMENT AGREEMENTS
CERTAIN TRANSACTIONS
OTHER MATTERS
APPENDIX A eSOFT, INC. Charter of the Audit Committee
APPENDIX B eSOFT, INC. INDEMNITY AGREEMENT
RECITALS
AGREEMENT
APPENDIX C eSoft, Inc. EQUITY COMPENSATION PLAN (as approved by eSoft, Inc.'s Board of Director in February 2002 and to be submitted for stockholder approval in May 2002)
ARTICLE I PURPOSE
ARTICLE II STRUCTURE OF THE PLAN
ARTICLE III DEFINITIONS
ARTICLE IV ADMINISTRATION OF THE PLAN
ARTICLE V ELIGIBILITY AND SELECTION
ARTICLE VI SHARES AVAILABLE UNDER THE PLAN
ARTICLE VII DISCRETIONARY STOCK OPTION GRANT PROGRAM
ARTICLE VIII RESTRICTED STOCK PROGRAM
ARTICLE IX SUPPLEMENTAL BONUS PROGRAM
ARTICLE X TERMINATION OF SERVICE
ARTICLE XI TRANSFERABILITY OF STOCK OPTIONS AND RESTRICTED STOCK
ARTICLE XII STOCKHOLDER RIGHTS
ARTICLE XIII ACCELERATION OF VESTING
ARTICLE XIV CHANGE IN CONTROL
ARTICLE XV CANCELLATION AND REGRANT OF OPTIONS
ARTICLE XVI FINANCING
ARTICLE XVII TAX WITHHOLDING
ARTICLE XVIII EFFECTIVE DATE AND TERM OF THE PLAN
ARTICLE XIX AMENDMENT OF THE PLAN
ARTICLE XX REGULATORY APPROVALS
ARTICLE XXI NO EMPLOYMENT/SERVICE RIGHTS